UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

PROSPECT CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	43-2048643
(State of incorporation or	(I.R.S. Employer or
organization)	Identification No.)

10 East 40th Street, 42nd Floor
New York, New York	10016
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
6.875% Notes due 2029	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is to become effective General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-227124

Securities to be registered pursuant to Section 12(b) of the Act: 6.875% Notes due 2029

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are 6.875% notes due June 15, 2029 (the “Notes”) of Prospect Capital Corporation (the “Company”). The description of the Notes contained in the section entitled “Description of the Notes” in the Prospectus Supplement, dated November 28, 2018, included in the Company’s Registration Statement on Form N-2 (File No. 333-227124) filed with the Securities and Exchange Commission on October 31, 2018 (as amended from time to time, the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.   Exhibits.

(a)(1)	Articles of Amendment and Restatement*
(b)(1)	Amended and Restated By-Laws**

*    Incorporated herein by reference to Exhibit 3.1 of the Company’s Form 8-K, filed on May 9, 2014.

**  Incorporated herein by reference to Exhibit 3.1 of the Company’s Form 8-K, filed on December 11, 2015.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PROSPECT CAPITAL CORPORATION
(Registrant)

Date: December 6, 2018	By:	/s/ M. Grier Eliasek
		Name:	M. Grier Eliasek
		Title:	President and Chief Operating Officer